Exhibit 10.1   Agreement between Michael Floridino and Company
               Dated May 20, 1999


                            AGREEMENT

     AGREEMENT, entered into on the 20th of May, 1999 between Michael Floridino, (hereinafter "Michael Floridino") residing in Winter Haven, Florida and Floridino's International Holdings Inc., (hereinafter "the Company"), incorporated under the laws of the State of Florida.

     WHEREAS, the Company requires equity and capital for its continued operation and;

     WHEREAS, Michael Floridino has agreed to provide equity and capital to the Company for the repayment of debt owned by the Company.

     IT IS HEREBY AGREED, by the respective parties as follows:

     1. Michael Floridino shall, upon the execution of this Agreement, immediately list for sale the properties set forth on the attached Schedule A and transfer the equity obtained from the sale of such properties to the Company after reasonable sales costs and the satisfaction of any encumbrances or liens.

     2. In consideration of the foregoing, upon the transfer to the Company of the equity proceeds obtained from the sale of the properties, the Company shall issue to Michael Floridino an amount of convertible preferred stock of Floridino International Holdings Inc., $.001 par value, which are convertible into common shares of stock of the Company. The amount of convertible preferred stock to be issued to Michael Floridino shall be equal to the net equity proceeds obtained from the sale of the properties listed on Schedule A and calculated at $5.00 per share.

     3. It is agreed to issue 50,000 shares of restricted preferred stock to Michael Floridino. One year from today's date
10,000 shares can be converted thereafter every six months 10,000 shares can be converted.

     4. The parties represent that they have entered into this Agreement on their own accord and that this Agreement sets forth the entire understanding between the parties hereto. This Agreement may not be amended except by written agreement signed by all the parties hereto. The Agreement shall be binding upon the heirs, successors and assigns of the parties hereto.



                                   ______________________________
   ______________________________
                                   MICHAEL FLORIDINO
   FLORIDINO'S INTERNATIONAL
                                   HOLDINGS INC.
                                   By:

                            SCHEDULE A


     1. Apartment united A-E, located at 1810 3rd Street, S.E., Winter Haven, Florida 33880
     Approximate Value: $130,000.00
     Liens:    Colonial Bank - First Mortgagee    ($55,606.95)
               Jacqueline Williams
                           - Private Mortgagee    ($75,000.00)
               Michael Nolen, Jr. - Private Note  ($ 6,000.00)

     2.   Restaurant - 300 Cypress Gardens Blvd,
     Winter Haven, Florida 33880
     Approximate Value: $375,000.00
     Liens:    Wilma Jones - Private Mortgagee    ($138,664.00)
               Colonial Bank - First Mortgagee    ($  7,000.00)
               1st Union Bank - Second Mortgagee  ($ 43,000.00)

     3.   Building on office located at 3560 Cypress Gardens
     Road, Winter Haven, Florida 33884
     Liens: Colonial Bank - First Mortgagee       ($ 58,822.06)
            Honkamp Krueger & Co.                 ($ 67,229.00)